Chuma Consolidates Marijuana Compliance Leadership in California With Acquisition of PSA Inc.

November 21, 2014, Los Angeles California –Chuma Holdings, Inc. (“Chuma”) (OTCBB: CHUM) is pleased to announce it has acquired Paul Shively & Associates Inc. (“PSA”).

PSA is an industry leader in corporate compliance in the legal cannabis industry having worked with over 500 dispensaries and industry businesses. In the California medical marijuana field PSA brings seven years of expertise in the design, operation, compliance and required day-to-day mandates needed to run a legal collective, production and product company in the state.

Acquiring PSA provides Chuma the intellectual property Mr. Shively and his team have created over the last seven years. This intellectual property includes trade secrets and business best practices specific to the marijuana industry and critical to the execution of the Chuma business strategy.

“We are delighted to elevate our working relationship with Paul through the acquisition of his company. He brings twenty-six years of experience in corporate accountability and fiscal management for both public and private companies.” said Mr. Kevin Wright, President of Chuma.

“We’ve had the benefit of Paul’s expertise since we began our operations. He has served as a Director of Chuma and as a consultant to the company. Paul has proven the value of his contacts, databases, operational know-how, financial analysis tools and ongoing knowledge of the legal medical marijuana industry in California.” continued Mr. Wright. “PSA is one of the most highly regarded service firms in Los Angeles. Our shared commitment to integrity, trust and teamwork will enhance our ability to provide quality services to our clients.”

“Merging with Chuma allows us to retain our corporate service focus and engagement with our clients. Now we can provide them access to a suite of financing and operational services,” said Mr. Shively. “We will grow faster together with a full service strategy.  The legal medical marijuana industry is an incredibly opportunist market right now, and leveraging our services to take advantage of the window and increase our share of the market just makes sense.”

About Chuma Holdings Inc.

Chuma and our wholly-owned subsidiaries provide turnkey financing and support solutions to the rapidly evolving and growing legal cannabis industry. We provide “seed to sale” key business services including financing, compliance consulting, dispensary solutions, banking and payment processing solutions, and marketing and sales consulting. Chuma's experienced team has over thirty-five years combined experience in the lawfully organized cannabis industry in California, and we are currently generating revenue from existing financing and service solutions. We are planning on expanding throughout California and bringing our array of services to each new state that legalizes the use of cannabis. For more information, please visit www.chuma.us.

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Safe Harbor Statement

This release contains “forward-looking statements” that include information related to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the ability of Chuma to secure appropriate funding to implement its business plan, the demand for Chuma's services, Chuma's ability to maintain customer and strategic business relationships, the regulation of legal cannabis on both state and federal levels, the impact of competitive products and pricing, growth in targeted markets, and other information that may be detailed from time-to- time in Chuma's filings with the United States Securities and Exchange Commission. Chuma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Kevin Wright
President, Chuma
www.chuma.us

(702) 751-8455

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